UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 30, 2012, Iconix Brand Group, Inc., a Delaware corporation (“Iconix” or the “Registrant”) completed its acquisition from NIKE, Inc., an Oregon corporation (“Parent”) through its direct and indirect wholly-owned subsidiaries, Umbro International Limited, a company incorporated in England (“Seller”) and Nike Global Services Pte. Ltd. a company incorporated in Singapore (the “International Subsidiary”) of all of Parent’s, Seller’s and International Subsidiary’s intellectual property rights and licenses and certain other related assets relating principally or exclusively to the Umbro brand name (the “Purchased Assets”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) dated as of October 24, 2012 among the Registrant, Umbro IP Holdings LLC (“US Buyer”), Iconix Luxembourg Holdings SÀRL, a Société à responsabilité limitée registered in The Grand Duchy of Luxembourg (“Global Buyer”), Seller, International Subsidiary and Parent.

In accordance with the terms of the Purchase Agreement, at the closing, the Registrant paid the Seller $225,000,000 in cash, of which $6,750,000 was released from an escrow account entered into at the time of the Purchase Agreement.

In accordance with the terms of the Purchase Agreement, Parent, Seller and International Subsidiary delivered or caused to be delivered all right, title and interest in the intellectual property forming a part of the Purchased Assets that (i) are US Assets, as defined in the Purchase Agreement, to US Buyer and (ii) are Global Assets, as defined in the Purchase Agreement, to Global Buyer.

The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as an exhibit to this Report. The Purchase Agreement has been included to provide investors and security holders with information regarding their terms. It is not intended to provide any other factual information about the Registrant or the other parties thereto. The Purchase Agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement. In addition, the Purchase Agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Asset Purchase Agreement dated October 24, 2012 by and among Iconix Brand Group, Inc., Umbro IP Holdings LLC, Iconix Luxembourg Holdings SÀRL, Umbro International Limited, Nike Global Services Pte. Ltd. and NIKE, Inc.*

*	The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”), copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Warren Clamen
	Name:	Warren Clamen
	Title:	Executive Vice President and
Chief Financial Officer

Date: December 6, 2012